EXHIBIT 99.1

Gladstone Investment Announces Monthly Cash Distributions for April, May, and June 2020, and Supplemental and Deemed Distributions to Common Stockholders

MCLEAN, Va., April 14, 2020 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (Nasdaq: GAIN) (the “Company”) announced today that its board of directors (the “Board of Directors”) declared the following monthly cash distributions to preferred and common stockholders.

The Company will also pay a supplemental distribution of $0.09 per share to holders of its common stock in June 2020. In this regard, the Company currently anticipates paying semi-annual, supplemental distributions each fiscal year that include undistributed net capital gains, but may also be made from undistributed net investment income, which the Company anticipates it will continue to generate in the future. The Board of Directors will evaluate the amount and timing of additional, semi-annual, supplemental distributions in future periods.

The Company also announced a deemed distribution to common stockholders of record as of March 31, 2020.

Common Stock: $0.07 per share of common stock for each of April, May, and June 2020, and a supplemental distribution of $0.09 per share of common stock in June 2020, all payable per the table below.

Record Date	Payment Date	Cash Distribution
April 24	April 30	$0.07
May 19	May 29	$0.07
June 8	June 17	$0.09*
June 19	June 30	$0.07
Total for the Quarter:		$0.30

*Denotes supplemental distribution to common stockholders

Series D Term Preferred Stock: $0.13020833 per share of the Company’s 6.25% Series D Cumulative Term Preferred Stock (“Series D Term Preferred Stock”) for each of April, May, and June 2020, payable per the table below. The Series D Term Preferred Stock trades on the Nasdaq under the symbol “GAINM.”

Record Date	Payment Date	Cash Distribution
April 24	April 30	$0.13020833
May 19	May 29	$0.13020833
June 19	June 30	$0.13020833
Total for the Quarter:		$0.39062499

Series E Term Preferred Stock: $0.1328125 per share of the Company’s 6.375% Series E Cumulative Term Preferred Stock (“Series E Term Preferred Stock”) for each of April, May, and June 2020, payable per the table below. The Series E Term Preferred Stock trades on the Nasdaq under the symbol “GAINL.”

Record Date	Payment Date	Cash Distribution
April 24	April 30	$0.1328125
May 19	May 29	$0.1328125
June 19	June 30	$0.1328125
Total for the Quarter:		$0.3984375

Deemed Distribution (Common Stock): The Company also announced a deemed distribution of $1.15 per share attributable to common stockholders of record as of the close of business on March 31, 2020. Similar to the prior year, we have provided a number of questions and answers below regarding deemed distributions generally.

Frequently Asked Questions
(Applicable to Common Stockholders of Record on March 31, 2020)

What is a deemed distribution?

For U.S. federal income tax purposes, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To continue to qualify as a RIC for U.S. federal income tax purposes and obtain favorable RIC tax treatment, we must meet certain requirements, including certain minimum distribution requirements. Subchapter M provides the Company with two choices regarding distributing its net long-term capital gains: (i) it can retain them and declare a deemed distribution or (ii) it can pay out the gains as a cash distribution to its stockholders.

The Company has declared a deemed distribution of $1.15 per share to the Company’s common stockholders of record as of the close of business on March 31, 2020. When the Company declares a deemed distribution, instead of a cash distribution, the Company pays a 21% federal income tax on the retained net long-term capital gains on behalf of common stockholders. In turn, common stockholders are deemed to have received a capital gain dividend and are deemed to have paid the tax that is actually paid by the Company. As a result, common stockholders receive a tax credit that they can use to offset their tax on the deemed distribution or for other purposes, including claiming a refund, as appropriate. Common stockholders also increase their adjusted tax basis in their shares of the Company by the amount of the deemed distribution, net of U.S. federal income taxes paid by the Company and deemed paid by the stockholder. The tax effect is the same as if the capital gains had been distributed to the Company’s common stockholders in cash, who then elected to reinvest their proceeds, net of the tax paid by the Company (i.e., 79% of the amount received after the 21% tax is applied).

Why did the Company choose to declare a deemed distribution rather that a cash dividend at this time?

The Board of Directors, after careful review and deliberation, determined that it is in the best interest of the Company and its continued growth to declare a deemed distribution. The retained capital will enable the Company to take advantage of future investment opportunities and allow the Company’s net asset value to continue to grow in an efficient manner.

What are the relevant distribution dates for the deemed distribution?

As there is no cash being paid out, there is no payment date for the deemed distribution. However, the deemed distribution of $1.15 per share and corresponding tax credit are attributable to common stockholders of record on March 31, 2020.

Who will send me the tax information of the deemed distribution and when will I get this information?

The deemed distribution is deemed paid to the stockholders of record as of March 31, 2020. All relevant tax information will be included in Internal Revenue Service (“IRS”) Form 2439 (Notice to Shareholder of Undistributed Long-Term Capital Gains), to be mailed in May 2020 to holders of record.

If you own your shares in “street name,” your brokerage firm or bank will send you the relevant tax information. If you own your shares directly in your name, Computershare, Inc., the Company’s transfer agent, will send you the tax information. If you have not received the information by mid-June 2020, you should contact your brokerage firm’s or bank’s tax department and request that information.

Please note, the Form 2439 will be mailed to the address of record on the account. Therefore, if you hold your shares in a typical taxable account (e.g., a joint account, an individual account), your brokerage firm will mail the Form 2439 to the address of record (e.g., your home address). If you hold your shares in a tax-deferred account, such as a retirement account (e.g., an IRA or Roth IRA), the Form 2439 for that account will likely not be mailed to you; rather, it will be delivered internally to the brokerage firm’s custodian for retirement accounts. For such accounts, your brokerage firm/custodian will file an IRS Form 990-T on your behalf. The purpose of the IRS Form 990-T is explained below.

What are the tax consequences of the deemed distribution to me as a stockholder?

The following simplified example generally illustrates the tax treatment under Subchapter M of the Code for the Company and its common stockholders of record on March 31, 2020 with regard to the $1.15 per share net long-term capital gain to be retained by the Company and designated as a deemed distribution:

1.	The Company will pay U.S. federal income tax of 21% on the undistributed net long-term capital gain on behalf of common stockholders.

2.	All stockholders will receive a U.S. federal income tax credit equal to their allocable share of the 21% U.S. federal income tax paid by the Company on the undistributed capital gain. Generally, this credit will be applicable for the 2020 taxable year for stockholders that are individuals or otherwise have a calendar-year taxable year.
  Stockholders that are subject to U.S. federal income taxation generally can use that credit to offset their U.S. federal tax liabilities for the stockholder’s taxable year in which the last day of the Company's taxable year falls (generally, the 2020 taxable year for stockholders that are individuals or otherwise have a calendar-year taxable year) and can claim a refund on their U.S. federal income tax return (for example on Form 1040) to the extent of any unused credit.
  Stockholders who hold their shares in tax-deferred/retirement accounts should not receive a Form 2439 directly, because the Form 2439 will be delivered internally to the brokerage firm’s custodian for retirement accounts. The brokerage firm/custodian will then use the Form 2439 information to file an IRS Form 990-T on behalf of such stockholders, which will allow such stockholders to receive a tax refund from the IRS for the taxes the Company paid on their behalf. Depending on your brokerage firm/custodian, this process may occur automatically, but the Company recommends that stockholders contact their brokerage firm’s/custodian’s internal tax departments to ensure this process is taking place. It typically takes several months to a year for brokerage firms/custodians to receive the refund and deposit it into stockholders’ tax-deferred/retirement accounts.
  Other tax-exempt stockholders can also receive refunds of the taxes paid on their behalf on the deemed distribution by filing IRS Form 990-T.
  Stockholders that are not U.S. tax residents should consult their own tax advisors as to the effect of the deemed distribution and the taxes paid on their behalf in their individual circumstances.

3.	Common stockholders will increase the adjusted tax basis in their stock by the deemed distribution of $1.15 per share, net of taxes paid on their behalf.

Stockholders requiring further information about the impact of the deemed distribution on their state and/or local taxes should consult their tax advisors. The Company does not provide tax advice to its stockholders.

If I have questions about my individual tax situation, where can I get them answered?

The Company does not provide tax advice to its stockholders. Please consult your personal tax advisor. We are providing these questions and answers solely as a convenience to our stockholders.

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

About Gladstone Investment Corporation: Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control, and recapitalizations. Information on the business activities of all the Gladstone funds can be found at http://www.gladstonecompanies.com/.

Source: Gladstone Investment Corporation

Investor Relations Inquiries: Please visit www.gladstone.com or +1-703-287-5893.

Forward-looking Statements:
The statements in this press release regarding potential future distributions, earnings and operations of the Company are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties in predicting future results and conditions. Although these statements are based on the Company's current plans that are believed to be reasonable as of the date of this press release, a number of factors could cause actual results and conditions to differ materially from these forward-looking statements, including those factors described from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or otherwise, except as required by law.